                                                                    Exhibit 23.3

                  [POOLE CUNNINGHAM & REITANO, P.A. LETTERHEAD]


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pegasus Communications Corporation on Form S-4 of our financial statements of ClearVision, Inc. as of January 16, 1997 and the related statements of operations and cash flows for the year then ended which appears in the Current Report on Form 8-K/A of Pegasus Communications Corporation dated September 8, 1997 (and filed October 31, 1997). We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


                                          POOLE CUNNINGHAM & REITANO, P.A.

                                          /s/  Poole Cunningham & Reitano, P.A.
                                          -------------------------------------
Jackson, Mississippi
November 12, 1997